                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             Johnson Control, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                                         [JOHNSON CONTROLS LOGO]

                          ------------------------------------------------------

                                                          JOHNSON CONTROLS, INC.
                                                          5757 N. GREEN BAY AVE.
                                                      MILWAUKEE, WISCONSIN 53209

                                                                  NOTICE OF 2002
                                                                  ANNUAL MEETING
                                                             AND PROXY STATEMENT

                                                Date of Notice December 10, 2001

                               NOTICE OF THE 2002
                       ANNUAL MEETING OF THE SHAREHOLDERS

The Annual Meeting of Shareholders of Johnson Controls, Inc. will be held on Wednesday, January 23, 2002, at 2:00 p.m., at the Italian Community Center at 631 East Chicago, Milwaukee, WI. The proposals to be voted on at the Annual Meeting are as follows:

     1. The election of 4 directors:
        Natalie A. Black
        Robert A. Cornog
        James H. Keyes
        William H. Lacy

     2. The approval of PricewaterhouseCoopers LLP as our independent auditors for 2002.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-2. THE BOARD OR PROXY HOLDERS WILL USE THEIR DISCRETION ON OTHER MATTERS THAT MAY ARISE AT THE ANNUAL MEETING.

If you were a shareholder of record at the close of business on November 15, 2001, you are entitled to vote at the Annual Meeting.

If you have any questions about the Annual Meeting, please contact:

Shareholder Services
Johnson Controls, Inc.
5757 N. Green Bay Ave.
Milwaukee, WI 53209
(414) 524-2363

BY ORDER OF THE BOARD OF DIRECTORS

                                                      Johnson Controls, Inc.
                                                      5757 North Green Bay
                                                      Avenue
                                                      Post Office Box 591
                                                      Milwaukee, WI 53201-0591

[JOHNSON CONTROLS LOGO]

                                                      December 10, 2001

             Dear Shareholder:

             You are invited to attend the Johnson Controls Annual Shareholders Meeting on Wednesday, January 23, 2002 at 2:00 p.m. The Annual Meeting will be held at the Italian Community Center, located on 631 East Chicago in Milwaukee, WI. The enclosed notice of meeting and proxy statement details the business to be conducted.

             We are pleased to once again offer multiple options for voting your shares. As detailed in the question and answer section of this notice, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

             Thank you for your support of Johnson Controls.

             Sincerely,

             JOHNSON CONTROLS, INC.

             [/s/ JAMES H. KEYES]
             James H. Keyes
             Chairman and Chief Executive Officer

TABLE OF CONTENTS

QUESTIONS AND ANSWERS.......................................      3
PROPOSALS TO BE VOTED ON:
*ELECTION OF DIRECTORS......................................      8
*SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.....     12
BOARD INFORMATION...........................................     13
BOARD COMPENSATION..........................................     15
COMPENSATION COMMITTEE REPORT...............................     16
AUDIT COMMITTEE REPORT......................................     20
PERFORMANCE GRAPH...........................................     21
EXECUTIVE COMPENSATION......................................     22
EMPLOYMENT AGREEMENTS.......................................     27
JOHNSON CONTROLS SHARE OWNERSHIP............................     28
VOTING PROCEDURES...........................................     29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     30
MAP TO ANNUAL MEETING.......................................     31

-------------------------
* Agenda items for the Annual Meeting

                             QUESTIONS AND ANSWERS

Q:  WHAT AM I VOTING ON?

A:  You are voting on two proposals:
     1. Election of four directors for a term of 3 years:
                 Natalie A. Black
                 Robert A. Cornog
                 James H. Keyes
                 William H. Lacy
     2. Approval of PricewaterhouseCoopers LLP as our independent auditors for 2002.

--------------------------------------------------------------------------------

Q:  WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

A: The Board of Directors is soliciting the proxy and recommends the following votes:
        - FOR each of the directors.
        - FOR PricewaterhouseCoopers LLP as our independent auditors for 2002.

--------------------------------------------------------------------------------

Q:  WILL ANY OTHER MATTERS BE VOTED ON?

     A: We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise. If a nominee cannot or will not serve as director, then the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

--------------------------------------------------------------------------------

Q:  HOW DO I VOTE?

A:  There are four ways to vote:
        - By Internet at HTTP://WWW.EPROXY.COM/JCI/. We encourage you to vote this way.
        - By toll-free telephone at 1-800-240-6326.
        - By completing and mailing your proxy card.
        - By written ballot at the Annual Meeting.
     Shares credited to your account in any 401 (k) plan or trust will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 18, 2002, the shares credited to your account will be voted in the same proportion as directions received from participants.

--------------------------------------------------------------------------------

     If you hold the Company's Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2. And, in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof.

--------------------------------------------------------------------------------

Q:  WHO CAN VOTE?

A: You can vote at the Annual Meeting if you were a shareholder of record as of the close of business on November 15, 2001. If you hold the Company's Common Stock, then you are entitled to one vote per share. If you hold the Company's Preferred Stock (each share consists of 10,000 units) you are entitled to two votes per unit. There is no cumulative voting.

--------------------------------------------------------------------------------

Q:  CAN I CHANGE MY VOTE?

A: Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:
        - entering a new vote by Internet or phone;
        - returning a later-dated proxy card;
        - notifying John P. Kennedy, Secretary, by written revocation letter at the Milwaukee address on the front page; or
        - completing a written ballot at the Annual Meeting.

--------------------------------------------------------------------------------

Q:  WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A: The four director nominees receiving the greatest number of votes will be elected. The approval of PriceWaterhouseCoopers LLP as the independent auditors for 2002 requires an affirmative majority vote.

--------------------------------------------------------------------------------

Q:  IS MY VOTE CONFIDENTIAL?

A: Yes. Only the election inspectors and certain individuals, independent of Johnson Controls, Inc., who help with the processing and counting of the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.

--------------------------------------------------------------------------------

Q:  WHO WILL COUNT THE VOTE?

A: Wells Fargo Bank Minnesota, N.A. will count the vote. Its representatives will be the inspectors of the election.

--------------------------------------------------------------------------------

Q:  WHAT SHARES ARE COVERED BY MY PROXY CARD?

A: The shares covered by your proxy card represent the shares of Johnson Controls stock you own which are registered with the Company and its transfer agent, Wells Fargo Bank Minnesota, N.A. Additionally, employees of the Company who have shares credited to Johnson Controls' employee savings and investment plans or trusts [401(k) Plan] are also covered in your proxy card. The trustees of these plans will vote these shares as directed.

--------------------------------------------------------------------------------

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder services, we encourage you to have all your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank Minnesota, N.A., toll-free at 1-(877)-602-7397.

--------------------------------------------------------------------------------

Q:  WHO CAN ATTEND THE ANNUAL MEETING?

A: All shareholders of record as of the close of business on November 15, 2001, can attend. Seating, however, is limited. Attendance at the Annual Meeting will be on first arrival basis at the Meeting.

--------------------------------------------------------------------------------

Q:  WHAT DO I NEED TO ATTEND THE ANNUAL MEETING?

A:  To attend the Annual Meeting, please follow these instructions:
        - To enter the Annual Meeting, bring your proof of ownership and identification.
        - If a broker or other nominee holds your shares, bring proof of your ownership with you to the Annual Meeting.

--------------------------------------------------------------------------------

Q:  CAN I BRING A GUEST?

A: Yes. A guest is welcome to attend with you, however, please remember that seating availability at the Annual Meeting is limited.

--------------------------------------------------------------------------------

Q:  WHAT IS THE QUORUM REQUIREMENT OF THE ANNUAL MEETING?

A: A majority of the outstanding shares on November 15, 2001, constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On the record date, 87,555,585 shares of our Common Stock were outstanding and
    239.4966 shares of our Preferred Stock were outstanding.

--------------------------------------------------------------------------------

Q:  HOW MUCH DID THIS PROXY SOLICITATION COST?

A: The Company will primarily solicit proxies by mail and will cover the expense of such solicitation. D.F. King Co., Inc., will help us solicit proxies for all brokers and nominees at a cost of $12,000 plus their expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

--------------------------------------------------------------------------------

Q:  HOW DO I RECOMMEND SOMEONE TO BE A DIRECTOR FOR THE 2003 ANNUAL MEETING?

A: You may recommend any person to be a director by writing to the Secretary of the Company. Your letter must include your intention to nominate someone for director along with the candidate's name, biographical data, and qualifications. The Company's By-Laws require that shareholders send written notice no sooner than September 26, 2002, and no later than October 26, 2002, in order to recommend a director for the 2003 Annual Meeting.

--------------------------------------------------------------------------------

Q:  WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2003 ANNUAL MEETING?

A: Shareholder proposals must be presented pursuant to Securities and Exchange Commission Rule 14a-8, by August 12, 2002, to be included in the Company's proxy materials for the 2003 Annual Meeting.

--------------------------------------------------------------------------------

Q: WHAT ARE THE REQUIREMENTS FOR PRESENTING INFORMATION OTHER THAN A SHAREHOLDER'S PROPOSAL AT THE 2003 ANNUAL MEETING?

A: A shareholder that intends to present business at the 2003 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's By-Laws. Among other things, a shareholder must give written notice of the intent to bring business before the Annual Meeting to the Company, pursuant to the By-Laws, not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. Therefore, since the Company anticipates mailing its proxy statement on December 10, 2001, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than September 26, 2002, and no later than October 26, 2002.

     If the notice is received after October 26, 2002, then the notice will be considered untimely and the Company is not required to present such proposal at the 2003 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after October 26, 2002, at the 2003 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal.

--------------------------------------------------------------------------------

Q:  HOW DO I OBTAIN MORE INFORMATION ABOUT JOHNSON CONTROLS, INC.?

A:  To obtain more information about Johnson Controls, Inc. you may:
        - contact the Manager of Shareholder Services, at 1-800-524-6220;
        - go to the website at www.johnsoncontrols.com; or
        - write to:
                     Johnson Controls, Inc.
                     Attn: Shareholder Services X-32
                     5757 N. Green Bay Ave.
                     P.O. Box 591
                     Milwaukee, WI 53201-0591

                   PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.
PROMPTLY RETURNING YOUR PROXY WILL HELP TO REDUCE THE COST OF THIS SOLICITATION.

                             ELECTION OF DIRECTORS

BOARD STRUCTURE:         The Board of Directors consists of 11 members. The
                         directors are divided into three classes. At each annual meeting, the term of one class expires.
                         Directors in each class serve for three-year terms, or until the director's earlier retirement pursuant to the Board of Directors Retirement Policy.

                                 BOARD NOMINEES

NOMINEES FOR TERMS TO EXPIRE AT THE 2005 ANNUAL MEETING:

[BLACK PHOTO]        NATALIE A. BLACK                 Director since 1998
                     Age 51
                     Senior Vice President, General Counsel and Corporate
                     Secretary, Kohler Co., Kohler, Wisconsin (manufacturer and marketer of plumbing products, power systems and furniture)
                     since 2001. Ms. Black has also served as General Counsel
                     since 1991, Group President from 1998 to 2001, Group Vice
                     President -- Interiors from 1986 through 1998 and Vice
                     President from 1983 through 1986 for Kohler Co. Ms. Black is a member of the Directors and Pension and Benefits
                     Committees.

[CORNOG PHOTO]       ROBERT A. CORNOG                 Director since 1992
                     Age 61
                     Chairman of the Board of Directors of Snap-on, Incorporated,
                     Kenosha, Wisconsin (tool manufacturer) since 1991. He served as its Chief Executive Officer and President from 1991 to
                     2001. Mr. Cornog is a director of Snap-on, Incorporated and
                     Wisconsin Energy Corporation. Mr. Cornog is a member of the
                     Audit and the Executive Committees.

[KEYES PHOTO]        JAMES H. KEYES                 Director since 1985
                     Age 61
                     Chairman and Chief Executive Officer, Johnson Controls,
                     Inc., Milwaukee, Wisconsin. In 1985 Mr. Keyes was named
                     Executive Vice President and subsequently became Chief
                     Operating Officer and a member of the Board of Directors. He became President of Johnson Controls, Inc., in 1986, its
                     Chief Executive Officer in 1988, and Chairman in 1993. Mr.
                     Keyes is a director of the Federal Reserve Bank of Chicago,
                     LSI Logic Corporation and Pitney Bowes, Inc. Mr. Keyes is
                     Chairman of the Executive Committee.

[LACY PHOTO]         WILLIAM H. LACY                 Director since 1997
                     Age 56
                     Former Chairman and Chief Executive Officer, MGIC Investment
                     Corporation (NYSE:MTG). Mr. Lacy retired at the end of 1999 after a 28-year career at MGIC Investment and its principal subsidiary, Mortgage Guaranty Insurance Corporation (MGIC), the nation's leading private mortgage insurer. Mr. Lacy is also a Director of IMX Exchange, Pedestal, Inc. and C-2,
                     Inc. Mr. Lacy is the Chairman of the Pension and Benefits
                     Committee and a member of the Compensation Committee.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ITS NOMINEES

                              CONTINUING DIRECTORS

TERMS EXPIRE AT THE 2003 ANNUAL MEETING:

[BARTH PHOTO]        JOHN M. BARTH                 Director since 1997
                     Age 55
                     President, Chief Operating Officer and member of the Board of Directors, Johnson Controls, Inc., since September 1998 and Executive Vice President since 1991. In 1987, Mr. Barth was named Vice President and General Manager of the Plastics
                     Technology Group. In 1990, he became Vice President and
                     General Manager of the Plastics Technology Group and the
                     Automotive Systems Group. Mr. Barth is a director of
                     Handleman Company. Mr. Barth serves as a member of the
                     Executive Committee.

[BRUNNER PHOTO]      PAUL A. BRUNNER                 Director since 1983
                     Age 66
                     President and Chief Executive Officer, Spring Capital Inc.,
                     Stamford, Connecticut (international investment management), since 1985. President and Chief Executive Officer, ASEA,
                     Inc., 1982 to 1984. President and Chief Executive Officer,
                     Crouse Hinds Co., 1967 to 1982. Mr. Brunner is the Chairman
                     of the Audit Committee and a member of the Compensation
                     Committee.

[MORCOTT PHOTO]      SOUTHWOOD J. MORCOTT                 Director since 1993
                     Age 63
                     Chairman 1990 to 2000, President 1986 to 1996, and Chief
                     Executive Officer from 1989 to 1999 of Dana Corporation,
                     Toledo, Ohio (vehicular and industrial systems
                     manufacturer). Mr. Morcott is a director of CSX Corporation,
                     Navistar Corporation and Phelps-Dodge Corporation. Mr.
                     Morcott is Chairman of the Compensation Committee and a
                     member of the Directors Committee.

[WHITAKER PHOTO]     GILBERT R. WHITAKER JR.                 Director since 1986
                     Retired 2001
                     Age 70
                     Dean and H.J. Nelson Professor of Business Economics, Jesse
                     Jones Graduate School of Management, Rice University since
                     June 1997. Professor of Business Economics, University of
                     Michigan, 1979 through 1997. Provost and Executive Vice
                     President for Academic Affairs, University of Michigan,
                     1990-1996. Mr. Whitaker served as Dean, School of Business
                     Administration, University of Michigan, 1979 to 1990. Mr.
                     Whitaker is a director of Lincoln National Corporation. Mr.
                     Whitaker also retired in 2001 as Chairman of the Pension and
                     Benefits Committee.

TERMS EXPIRE AT THE 2004 ANNUAL MEETING:

[ANDREWS PHOTO]        WILLIAM F. ANDREWS                 Director since 1991
                       Retired 2001
                       Age 70
                       Chairman, Corrections Corporation of America since 2000.
                       Chairman of Katy Industries, since 2001. Chairman of
                       Northwestern Steel and Wire Co., 1999 to 2001. Chairman of
                       Scovill Fasteners Inc., 1995 to 2001. Chairman, President
                       and Chief Executive Officer, Amdura Corporation from 1993 to
                       1996. President and Chief Executive Officer, UNR Industries
                       Inc., Chicago, Illinois (diversified manufacturer) from 1991 to 1993, President, Massey Investment Co., Nashville,
                       Tennessee (private investment company) from 1989 to 1990,
                       and Chairman, CEO and President, Singer Sewing Machine
                       Company (SSMC) Inc., Shelton, Connecticut (diversified
                       manufacturer), from 1986 to 1989. Chairman, President and
                       Chief Executive Officer, Scovill Inc. from 1979 to 1985. Mr.
                       Andrews is a director of Black Box Corp., Katy Industries,
                       Navistar International Corporation and Trex Co. Mr. Andrews
                       is a member of the Compensation and Pension and Benefits
                       Committees.

[BARNETT PHOTO]        ROBERT L. BARNETT                 Director since 1986
                       Age 61
                       Executive Vice President and President, Commercial,
                       Government and Industrial Solutions Sector, Motorola, Inc.
                       (manufacturer of electronics products), Schaumburg,
                       Illinois, June 1998 to present. Executive Vice President and
                       President, Motorola Inc., Land Mobile Products Sector,
                       Motorola Inc., March 1997 to March 1998. Corporate Vice
                       President, iDen Group, Motorola Inc., May 1995 to March
                       1997. Mr. Barnett is a director of USG Corp. and Central
                       Vermont Public Service. Mr. Barnett is a member of the
                       Executive and Pension and Benefits Committees and the
                       Chairman of the Directors Committee.

[DAVIS PHOTO]          WILLIE D. DAVIS                 Director since 1991
                       Age 67
                       President, All Pro Broadcasting Incorporated, Los Angeles,
                       California (radio broadcasting), since 1977. Mr. Davis is a director of Alliance Bank Co., Checker's Drive-In
                       Restaurant, Inc., Dow Chemical Company, Kmart Corporation,
                       MGM Grand Inc., Sara Lee Corporation, Strong Capital
                       Management, MGM Inc., Wisconsin Energy Corporation, and
                       Manpower, Inc. Mr. Davis is a member of the Audit and
                       Directors Committees.

[TEERLINK PHOTO]       RICHARD F. TEERLINK                 Director since 1994
                       Age 65
                       Retired Chairman of the Board and President and Chief
                       Executive Officer, Harley-Davidson, Inc., Milwaukee,
                       Wisconsin, December 1998 and June 1997, respectively. Mr.
                       Teerlink served as President and Chief Operating Officer of
                       Harley-Davidson, Inc. since March 1988. Mr. Teerlink remains a member of the board of directors of Harley- Davidson, Inc.
                       Mr. Teerlink is a director of Snap-on, Inc. He is a member of the Audit and the Executive Committees.

EFFECTIVE NOVEMBER 14, 2001:

[JOERRES PHOTO]        JEFFREY A. JOERRES                 Director since 2001
                       Age 42
                       Chief Executive Officer, President and Director since 1999, and Chairman since 2001 for Manpower, Inc. Mr. Joerres
                       served as Senior Vice President of European Operations from
                       1998 to 1999, Senior Vice President of Major Account
                       Development from 1995 to 1998, and Vice President of
                       Marketing and Major Account Development from 1993 to 1995 at
                       Manpower, Inc. Mr. Joerres is a director of Artisan Funds,
                       National Association of Manufacturers and serves on the
                       board of trustees for the Committee for Economic
                       Development. He is a member of the Compensation and Pension and Benefits Committees.

             SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2002

                         We ask that you approve the appointment of PricewaterhouseCoopers LLP as our independent auditors:

                         PricewaterhouseCoopers LLP, formally known as Price Waterhouse, has audited our accounts for many years. The Board appointed them as independent auditors for 2002 upon recommendation of the Audit Committee.

                         We expect a representative of PricewaterhouseCoopers to attend the Annual Meeting, respond to appropriate questions and be given an opportunity to speak.

                         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                         RATIFICATION OF THE APPOINTMENT OF
                         PRICEWATERHOUSECOOPERS LLP AS JOHNSON CONTROLS' INDEPENDENT AUDITORS FOR 2002.

                               BOARD INFORMATION

BOARD MEETINGS:          In 2001, the Board held a total of six regular
                         quarterly and special meetings. Each director of the Company attended an excess of 75% of the aggregate number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the time each such Director was a member of the Board with the exception of Mr.
                         Morcott.

BOARD COMMITTEES:        EXECUTIVE COMMITTEE: The primary functions of the
                         committee are to exercise all the powers of the Board when the Board is not in session, as permitted by law.
                         The Executive Committee held no meetings last year.
                         Members: Mr. Keyes, Chairman, and Messrs. Barnett,
                         Barth, Cornog and Teerlink.

                         AUDIT COMMITTEE: The primary functions of the committee are to:

                         - Review the internal controls established by
                           management;

                         - Assess the financial reporting process and selection
                           of accounting policies;

                         - Review management's evaluation and proposed selection
                           of independent accountants;

                         - Review the audit plans prepared by internal audit and
                           independent accountants;

                         - Review significant issues concerning litigation,
                           contingent liabilities, tax and insurance as reflected in periodic reports to the SEC;

                         - Review management information systems;

                         - Review and monitor compliance procedures; and

                         - Report the results of these activities to the Board
                           on a periodic basis.

                         The Audit Committee held four meetings last year. All members are non-employee directors. Members: Mr. Brunner, Chairman, and Messrs. Cornog, Davis and Teerlink.

                         COMPENSATION COMMITTEE: The primary functions of the committee are to:

                         - Recommend to the Board the selection and retention of
                           officers and key employees;

                         - Recommend salary structures, officer gradings, and
                           salaries for elected officers;

                         - Administer and recommend amendments to the executive
                           compensation plans;

                         - Review and recommend salary adjustments of the Chief
                           Executive Officer;

                         - Recommend to the Board bonus awards, income and other
                           compensation to executive officers;

                         - Recommend officer compensation packages and the
                           approval of disclosure statements;

                         - Review the Company's executive compensation programs
                           with outside consultants; and

                         - Recommend management succession.

                         The Compensation Committee held four meetings last year. Members: Mr. Morcott, Chairman, and Messrs. Andrews, Brunner and Lacy.

                         DIRECTORS COMMITTEE: The primary functions of the committee are to:

                         - Recommend to the Board nominees for directors;

                         - Consider shareholder nominated candidates for
                           election as directors;

                         - Recommend the size and composition of the Board;

                         - Develop guidelines and criteria for the
                           qualifications of directors;

                         - Recommend director compensation programs;

                         - Recommend committees and committee structure for the
                           Board;

                         - Recommend performance criteria for the Board and to
                           review its performance;

                         - Review and recommend corporate governance practices
                           and policies of the Company; and

                         - Review conflicts of interest that may affect
                           directors.

                         The Directors Committee held four meetings last year.
                         Members: Mr. Barnett, Chairman, and Ms. Black and Messrs. Davis and Morcott.

                         PENSION AND BENEFITS COMMITTEE: The primary functions of the committee are to:

                         - Review actuarial assumptions and actuarial valuation
                           of the pension plans on an annual basis;

                         - Review investment policies of the funds of employee
                           benefit plans;

                         - Select and terminate investment managers as
                           appropriate;

                         - Review with investment advisors past performance and
                           current investment strategy;

                         - Review and approve the adoption of any new trust
                           agreements or master trusts implementing the plans;

                         - Monitor Company policies affecting employee benefit
                           plans; and

                         - Review plan provisions annually, and propose
                           amendments when necessary.

                         The Pension and Benefits Committee held five meetings last year. Members: Mr. Whitaker, Chairman, and Ms. Black and Messrs. Andrews, Barnett and Lacy.

                               BOARD COMPENSATION

RETAINER AND FEES:       Non-employee directors receive a $50,000 annual
                         retainer. To encourage such directors to own our shares, they receive 50% of their retainer in our Common Stock each year. The stock is priced as of the date of the Annual Meeting. New Directors also receive a grant of 400 shares of Common Stock upon election or appointment and a pro rata share of the annual retainer for the remainder of that year. This stock is priced as of the date of the first meeting of the Board at which the new director participates. Directors also receive
                         $1,500 for each Board or committee meeting they attend, or $2,000 for each meeting they attend of which they are the Chairperson. We also reimburse directors for any related expenses.

                         Non-employee directors are permitted to defer all or any part of their retainer and fees under the Executive Deferred Compensation Plan for certain directors. The amount deferred is deemed invested in an interest bearing fund (which is credited with interest annually) or stock units (which is credited with dividends), as the director elects. The deferred amount plus earnings, or gain and dividends, as applicable, are paid to the board member after the director retires or otherwise ceases service on the board.

RETIREMENT PLAN:         Non-employee directors are eligible to participate in a
                         Director Share Unit Plan. The Company credits $25,000 worth of stock units annually into each non-employee director's account at the then current market price.
                         Such units are accumulated and credited with dividends until retirement at which time the units will be paid out based upon the market price of the Common Stock at that time.

MEDICAL PLAN:            Current directors who are not covered by other
                         insurance and who are under 70 years of age may purchase medical coverage on the same basis as Company employees.

                         COMPENSATION COMMITTEE REPORT

THE COMMITTEE:           The Compensation Committee is composed only of
                         independent directors. The committee exercises the Board's powers in compensating executive officers of our Company and its subsidiaries. We make every effort to see that our compensation program is consistent with the values of our Company and furthers its business strategy.

OVERALL OBJECTIVES:      The Company aligns executive compensation with its
                         values and business objectives. The objectives target customer satisfaction, technology, growth, market leadership and shareholder value. The Compensation
                         Committee has established a program to:

                         Attract and retain key executives critical to the long-term success of the Company;

                         Reward executives for long-term strategic management and the enhancement of shareholder value;

                         Integrate compensation programs, which can focus on after-tax return on shareholders equity, return on investment and growth;

                         Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels; and

                         Preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, the Committee may authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its shareholders.

EXECUTIVE
COMPENSATION
GENERALLY:               The Compensation Committee reviews executive pay each
                         year. Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives, and how he or she might contribute to our future success. We also look at the Company's financial performance and the compensation levels at comparable companies.

                         To meet the objectives, we studied competitive compensation data based on surveys provided to the Committee by an independent compensation consultant. The survey for officers and senior managers involved 22 companies. We made adjustments to account for differences in annual sales of our Company and those companies in the survey.

TOTAL COMPENSATION:      Annual executive compensation consists of a base salary
                         and incentive compensation.

                         Approximately 78% of the total compensation paid to the executive officer group is tied to company performance. This is comparable to the average of the companies in the executive compensation survey. Doing so helps encourage performance that increases the value of your shares.

                         The Committee sets target minimum and maximum performance levels for our annual and long-term incentive plans substantially above the prior year's target goals, and prior year's actual performance. Doing so motivates the officers to encourage future growth and keeps the goals challenging.

BASE SALARY:             The Committee determines the levels of salary for key
                         executive officers and a salary range for other executives. Factors considered are:

                         Salary survey comparison results;

                         Prior year salary;

                         Changes in individual job responsibilities;

                         Past performance of individuals; and most importantly,

                         Achievement or trends toward achievement of specified Company goals.

ANNUAL INCENTIVES:       The Committee sets an annual incentive award formula
                         under the Executive Incentive Compensation Plan (EICP).
                         The award is based on specific benchmarks that are consistent with our annual and long-term strategic planning objectives. These benchmarks are also based on achievement of business plans that the Board has approved that include goals of improved performance over the previous year and take into account industry growth and cycles.

                         At the end of the fiscal year, the Committee applies the formula to objective performance results to determine the executive's award for the year.

LONG-TERM
INCENTIVES:              All executive officers participate in the Long Term
                         Performance Plan (LTPP), which serves to motivate executives to achieve longer-term objectives by providing incentive compensation based on our performance over a three-year period. Under the LTPP, the Committee assigns an executive a contingent performance award. The executive may earn this award based upon the Company's return on shareholder equity during the specified three-year period relative to the Standard & Poor's Industrials Composite Index median return on shareholders' equity over the same period. At the end of the period, the Committee determines the Company's relative performance results to determine the actual LTPP award amount.

STOCK OWNERSHIP
GUIDELINES:              The Executive Stock Ownership Policy requires all
                         officers and senior managers in each business group, within five years of becoming subject to the Policy, to hold our Common Stock in an amount of one to three times their annual salary.

                         The 1995 Common Stock Purchase Plan for Executives (CSPPE) facilitates the acquisition of common stock by executives subject to the Executive Stock Ownership Policy. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of Common Stock. The price of each share is 100% of the average price of shares purchased by Wells Fargo Bank Minnesota, N.A as agent for the participants. No brokerage fees or commissions are charged and the Company bears the expense of administering the CSPPE.

STOCK OPTION
PROGRAM: The Committee grants stock options under the 2000 Stock Option Plan. The Committee determines which individuals are awarded stock options, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option. In 2001, compensation to executives through stock options and the LTPP, taken together, was targeted at the 50th percentile of such compensation granted by similar companies as identified in the survey.

SAVINGS AND
INVESTMENT
PLAN 401(K)              Executive officers may participate in the Company's
                         Savings and Investment Plan, which includes Company contributions to the plan, and an Equalization Benefit
                         Plan under which certain executives are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations.
                         Employee and Company contributions in excess of qualified plan limits are accounted for as if invested in various accounts.

CEO COMPENSATION:        Mr. Keyes' total compensation is based on our Company's
                         outstanding performance, his individual performance, executive compensation levels at other companies, the desire to retain his services and terms of his employment agreement. His salary and incentives reflect the leadership, vision and focus he has provided to our Company.

                         Mr. Keyes' base salary increased to $1,200,000 in 2001 from $1,100,000 in 2000. This salary approximated the average base salary for other chief executive officers for the 22 companies reviewed.

                         Approximately 86% of Mr. Keyes' compensation is tied to company performance. Mr. Keyes' fiscal 2001 EICP award of $978,000 is based upon the return on shareholder's equity and operating income growth for the Company for fiscal 2001 and represents 39% of the maximum amount available under the criteria set forth by the Committee. In fiscal 2001, Mr. Keyes received payment under the LTPP of $1,440,000, which is based upon the Company's return on shareholder equity over the past three fiscal years and represents 100% of the maximum amount available under the criteria established by the Committee. Mr. Keyes received an option award of 250,000 shares on November 15, 2000.

                                   Southwood J. Morcott, Chairman
                                   William F. Andrews
                                   Paul A. Brunner
                                   William H. Lacy
                                   Members, Compensation Committee

                             AUDIT COMMITTEE REPORT

The Board of Directors appoints an audit committee each year to review the Company's financial matters. In 2000, the Board adopted a written charter to govern the audit committee. Each member of the Company's audit committee meets the independence requirements set by the New York Stock Exchange. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ending September 30, 2001, with management. The committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company's independent auditors, PricewaterhouseCoopers LLP. The audit committee received a written disclosure and letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Shareholders and Form 10-K to be filed with the Securities and Exchange Commission. Fees paid by the Company to PricewaterhouseCoopers LLP for the year ended September 30, 2001, include; $1,678,100 in audit fees; $1,690,700 in financial information systems design and implementation fees; and $7,322,000 in all other fees. The audit committee has reviewed these fees and found that the performance of non-audit services did not impair the independence of PricewaterhouseCoopers LLP.

                                   Paul A. Brunner, Chairman
                                   Robert A. Cornog
                                   Willie D. Davis
                                   Richard F. Teerlink
                                   Members, Audit Committee

                               PERFORMANCE GRAPH

EXPLANATION OF THE GRAPH:         The line graph below compares the cumulative total shareholder return on our
                                  Common Stock with the cumulative total return of companies on the Standard &
                                  Poor's 500 Stock Index and the S&P Manufacturers (Diversified Industrial) Index.
                                  This graph is based on the market price of the Common Stock and assumes the reinvestment of dividends.

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG S&P 500 INDEX,
                   S&P MANUFACTURERS (DIVERSIFIED INDUSTRIAL)
                        INDEX AND JOHNSON CONTROLS, INC.

----------------------------------------------------------------------------------------------
                                                           INDEXED RETURN
----------------------------------------------------------------------------------------------
            COMPANY/INDEX               9/96     9/97     9/98     9/99     9/00     9/01
----------------------------------------------------------------------------------------------
 Johnson Controls Inc.                  100     134.84   128.75   186.49   152.72   191.09
----------------------------------------------------------------------------------------------
 S&P Manufacturers
   (Diversified Industrial)             100     139.20   125.51   196.72   194.48   174.65
----------------------------------------------------------------------------------------------
 S&P 500 Comp-Ltd.                      100     140.42   153.14   195.70   221.68   162.70
----------------------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

Assumes $100 invested on September 30, 1996 in S&P 500 Index, S&P Manufacturers (Diversified Industrial) Index and Johnson Controls, Inc., and dividends are reinvested at the end of month in which they are paid.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid for the past three fiscal years to each of the five most highly compensated executive officers, including the Chief Executive Officer.

                         SUMMARY OF COMPENSATION TABLE

                                                           OTHER ANNUAL   OPTIONS/   LONG-TERM     ALL OTHER
        NAME AND          FISCAL    SALARY       BONUS     COMPENSATION     SARS     INCENTIVE    COMPENSATION
   PRINCIPAL POSITION      YEAR       ($)         ($)         ($)(1)        (#)      PAYOUTS($)      ($)(2)
   ------------------     ------    ------       -----     ------------   --------   ----------   ------------
James H. Keyes             2001    1,175,001     978,000     143,455      250,000    1,440,000      201,600
  Chairman and Chief       2000    1,082,505   2,260,000          --      150,000      972,000      160,714
  Executive Officer        1999    1,016,256   1,844,000          --      175,000      864,000       89,344
John M. Barth              2001      775,005     579,000          --      150,000      720,000      113,940
  President and Chief      2000      681,258   1,199,000          --       75,000      420,000       85,837
  Operating Officer        1999      606,255     910,000          --       90,000      378,000       50,004
Stephen A. Roell           2001      490,005     340,000          --       50,000      420,000       68,580
  Senior Vice President    2000      452,508     683,000          --       44,000      256,000       55,025
  and Chief Financial      1999      417,507     554,000          --       45,000      238,000       32,245
  Officer
Giovanni Fiori             2001      462,504     246,000          --       50,000      367,000           --
  Vice President           2000      432,504     586,000          --       44,000      144,000           --
  Automotive Systems       1999      397,503     492,000          --       45,000      148,000           --
  Group
Brian J. Stark             2001      383,751     366,000          --       30,000      258,000       21,900
  Vice President and       2000      358,755     470,000          --       30,000      181,000       19,013
  President, Controls      1999      333,756     337,000          --       25,000      158,000       15,425
  Group

-------------------------
(1) The aggregate amount of "Other Annual Compensation" which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year), with the exception of Mr. Keyes.

(2) "All Other Compensation" consists of contributions by the Company on behalf of the named individuals to the Company's Savings and Investment plan.

STOCK OPTIONS AND
STOCK APPRECIATION
GRANTS: The Company has an employee Stock Option Plan under which options to purchase Common Stock and SARs are granted to officers and other key employees of the Company and its subsidiaries. The per share option/SAR prices are the fair market value of the Company's Common Stock on the date of the grant and the term of the option is 10 years. Fifty percent of each award is exercisable two years after the grant date and the remainder is exercisable three years after the grant date.

                       OPTION GRANTS IN FISCAL YEAR 2001

     The following table lists our grants during 2001 of stock options to the officers named in the Summary Compensation Table.

                                      % OF
                                  TOTAL OPTIONS
                                   GRANTED TO     EXERCISE OR
                        OPTIONS   EMPLOYEES IN    BASE PRICE    EXPIRATION
         NAME           GRANTED    FISCAL 2001     ($/SHARE)       DATE        5%($)        10%($)
----------------------  -------   -------------   -----------   ----------   ----------   -----------
James H. Keyes........  250,000      15.70%        $56.8438      11/15/10    $8,937,190   $22,648,594
John M. Barth.........  150,000       9.42%        $56.8438      11/15/10    $5,362,314   $13,589,157
Stephen A. Roell......   50,000       3.14%        $56.8438      11/15/10    $1,787,438   $ 4,529,719
Giovanni Fiori........   50,000       3.14%        $56.8438      11/15/10    $1,787,438   $ 4,529,719
Brian J. Stark........   30,000       1.88%        $56.8438      11/15/10    $1,072,463   $ 2,717,831

                         The amounts shown above as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as your shares, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of our Company can influence those future share values.

2001 OPTIONS,
SAR HOLDINGS AND
EXERCISES:               The following table lists the number of shares acquired
                         and the value realized as a result of option exercises during fiscal 2001 for the listed officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of September 30, 2001.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                            NUMBER OF
                                                           UNEXERCISED      VALUE OF UNEXERCISED
                            NUMBER OF                     OPTIONS AS OF         IN-THE-MONEY
                             SHARES                          9/30/01              OPTIONS
                           ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
           NAME             EXERCISE       REALIZED       UNEXERCISABLE        UNEXERCISABLE
-------------------------- -----------   -------------   ---------------   ----------------------
James H. Keyes............   142,000     $7,335,775.00   569,500/487,500   $14,888,108/$3,267,304
John M. Barth.............   132,000     $4,415,872.80    45,000/270,000   $288,617/$1,825,449
Stephen A. Roell..........    74,000     $2,221,223.00    22,500/116,500   $144,308/$766,571
Giovanni Fiori............    29,000     $1,153,524.80    77,500/116,500   $1,483,375/$766,571
Brian J. Stark............    16,000     $  792,745.20    101,800/72,000   $2,532,916/$474,286

LONG-TERM INCENTIVE
COMPENSATION:            As noted above in the Compensation Committee's report,
                         the Long-Term Performance Plan (LTPP) rewards executives for helping us achieve sustained performance goals and encourages their continued efforts on our behalf. Payouts of awards granted for fiscal 2001 are tied to our Company's weighted average return on shareholders' equity for fiscal years 2001, 2002, 2003 compared with the median return on shareholders' equity of the Standard & Poor's Industrials Composite Index
                         (S&P Index) during the same three-year period. To establish a weighted average, performance in the third year of the award is multiplied by 3/6, performance in the second year is multiplied by 2/6, and performance in the first year is multiplied by 1/6. If the Company's average level of return is:

                         - Less than the 45th percentile of the return for
                           companies in the S&P Index, no award is earned;

                         - Equal or greater than the 45th percentile, the
                           threshold amount is earned;

                         - Equal to or greater than the 50th percentile, the
                           target amount is earned;

                         - Equal to or greater than the 55th percentile, 110% of
                           the target amount is earned;

                         - Equal to or greater than the 60th percentile, 120% of
                           the target amount is earned;

                         - Equal to or greater than the 65th percentile, 150% of
                           the target amount is earned; and

                         - At or above the 75th percentile, the maximum amount
                           is earned.

                         In fiscal 2001, based upon the data available at this time, LTPP participants were granted 100% of the target available under the criteria established by the Compensation Committee. When the remaining comparison companies have reported, these awards could increase, decrease or vary.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL 2001(1)

                           AMOUNT OF    PERFORMANCE
                          CONTINGENT    PERIOD UNTIL
                          PERFORMANCE    MATURATION    THRESHOLD    TARGET      MAXIMUM
          NAME             AWARD($)      OR PAYOUT        ($)         ($)         ($)
------------------------  -----------   ------------   ---------    ------      -------
James H. Keyes             1,560,000    2001-2003      1,248,000   1,560,000   2,808,000
John M. Barth                720,000    Fiscal Years     576,000     720,000   1,296,000
Stephen A. Roell             425,000                     340,000     425,000     765,000
Giovanni Fiori               400,000                     320,000     400,000     720,000
Brian J. Stark               293,000                     234,000     293,000     527,000

-------------------------
(1) The values in this table were calculated based on each executive's salary that will be effective January 1, 2002. Actual values at the time of payout will be calculated using each executive's base salary on the last day of the performance period, and therefore, the values in the table could increase or decrease. The maximum values in the table may not be increased higher than the maximum of $3 million under the LTPP.

RETIREMENT PLANS:        The following table shows the maximum annual retirement
                         benefits payable under the Company's plans, including amounts attributable to the Company's Equalization
                         Benefit Plan. Under the Johnson Controls Pension Plan
                         (the Plan), participants become entitled to benefits after five years of service with the Company or any of its subsidiaries, and the normal retirement date is a participant's 65th birthday.

                         The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives are entitled to pension benefits that cannot be paid under the qualified Plan due to these limitations.

                              PENSION PLAN TABLE*

   AVERAGE ANNUAL
   COMPENSATION IN
      HIGHEST 5
  CONSECUTIVE YEARS
  OF LAST 10 YEARS
  BEFORE RETIREMENT      15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
---------------------    --------    ---------    ---------    ---------    ---------    ---------
        300,000           76,500       102,000      127,500      153,000      170,250      187,500
        600,000          153,000       204,000      255,000      306,000      340,500      375,000
        900,000          229,500       306,000      382,500      459,000      510,750      562,500
      1,200,000          306,000       408,000      510,000      612,000      681,000      750,000
      1,500,000          382,500       510,000      637,500      765,000      851,250      937,500
      1,800,000          459,000       612,000      765,000      918,000    1,021,500    1,125,000
      2,100,000          535,500       714,000      892,500    1,071,000    1,191,750    1,312,500
      2,400,000          612,000       816,000    1,020,000    1,224,000    1,362,000    1,500,000
      2,700,000          688,500       918,000    1,147,500    1,377,000    1,532,250    1,687,500
      3,000,000          765,000     1,020,000    1,275,000    1,530,000    1,702,500    1,875,000
      3,300,000          841,500     1,122,000    1,402,500    1,683,000    1,872,750    2,062,500
      3,600,000          918,000     1,224,000    1,530,000    1,836,000    2,043,000    2,250,000

-------------------------
* Assuming normal retirement age and years of service under provisions in effect on September 30, 2001 and assuming retirement on that date.

YEARS OF SERVICE:        As of September 30, 2001, the persons named in the
                         Summary Compensation table were credited with the following years of service under the Plan: Mr. Keyes, 32 years, Mr. Barth, 31 years, Mr. Roell, 18 years and
                         Mr. Stark, 29 years. Mr. Fiori is not a participant in the Plan.

BENEFITS ACCRUAL:        Pension plans of the Company apply to certain salaried
                         and non-union hourly employees of the Company, including officers of the Company. Under the Plan, benefits are accrued according to the following formula: 1.15% of Participant's Average Monthly
                         Compensation multiplied by the Participant's years of Benefit Service plus 0.55% of Average Monthly
                         Compensation in excess of the Participant's Covered
                         Compensation multiplied by the Participant's years of Benefit Service. The amounts payable may be adjusted to reflect the Participant's decision on survivor benefits, early retirement or termination, and in some instances age.

DEFINITIONS:             "Average Monthly Compensation" is defined as the
                         average monthly compensation, including salary and bonus, for the highest five consecutive years in the last 10 years.

                         "Covered Compensation" means the average of compensation subject to Social Security taxes (including salary and bonus) for the 35-year period ending in the year the Participant attains Social Security Retirement Age; i.e., the age at which the Participant will be entitled to full Social Security payments.

                             EMPLOYMENT AGREEMENTS

EMPLOYMENT
AGREEMENTS
GENERALLY:               We have employment agreements with each of the named
                         executive officers of the Company. These agreements provide that employment shall continue unless terminated by either the Company or the employee.

TERMINATION:             The agreements provide for termination by the Company
                         for cause, for death or disability and under certain circumstances without cause. If terminated without cause, the employee is entitled to receive pay in an amount equal to or greater than two times the Company's termination allowance policy or an amount equal to 52 weeks' earnings of the employee. If terminated with cause, the employee's compensation is terminated immediately.

CHANGE OF CONTROL:       We also have change of control agreements with each of
                         these officers. In the event of a change of control, the agreements provide for a severance payment equal to three times the executive's annual compensation plus a lump sum payment equal to lost benefits under the retirement plan if the executive is terminated other than for cause or has a good reason to terminate employment. If the amount paid upon termination exceeds amounts established under the Internal Revenue Code, which results in payment of additional federal taxes, the executive will receive an additional payment so that the executive will retain the full amount to which he is entitled under the agreement. The executive also has 30 days at the end of the first year after a change of control to terminate his employment for any reason and still receive this benefit.

                         The EICP, LTPP, and Executive Deferred Compensation Plan provide that, in the event of a change of control of our Company, participants, including the named executives, shall be entitled to receive early payment of deferred amounts and immediate payout of current amounts attributable to participants.

EXECUTIVE SURVIVOR
BENEFITS PROGRAM:        The Company has in effect an Executive Survivor
                         Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company's regular group life insurance coverage. If a participating executive dies while he is employed by the Company, his beneficiary is entitled to payments of between 90% and 100% (depending on the executive's age) of the executive's final base annual salary for a period of 10 years.

                        JOHNSON CONTROLS SHARE OWNERSHIP

DIRECTORS AND
OFFICERS:                The following table lists our Common Stock ownership as
                         of November 14, 2001, for the persons or groups specified. Ownership includes direct and indirect
                         (beneficial) ownership as defined by the Securities and Exchange Commission rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common Stock.

                                                    AMOUNT AND       UNITS REPRESENTING
                                                   NATURE(1) OF           DEFERRED
           NAME OF BENEFICIAL OWNER               STOCK OWNERSHIP     COMPENSATION(3)
           ------------------------               ---------------    ------------------
James H. Keyes................................        812,255(2)        61,896 Units
John M. Barth.................................        202,453(2)        23,269 Units
Stephen A. Roell..............................        126,492(2)         5,381 Units
Giovanni Fiori................................        139,050(2)        15,998 Units
Brian J. Stark................................        145,366(2)         1,680 Units
William F. Andrews............................          7,295            7,166 Units
Robert L. Barnett.............................          3,181           25,261 Units
Natalie A. Black..............................            882            2,537 Units
Paul A. Brunner...............................         14,015            6,637 Units
Robert A. Cornog..............................          6,194            9,876 Units
Willie D. Davis...............................          4,415            6,531 Units
William H. Lacy...............................          6,500            6,231 Units
Southwood J. Morcott..........................          2,568           10,327 Units
Richard F. Teerlink...........................          4,471            4,204 Units
Gilbert R. Whitaker, Jr. .....................          6,203           14,450 Units
Jeffrey A. Joerres............................            477                0 Units
All Directors and Executive Officers as a
  group (not including deferred shares
  referred to in footnote (3))................                             1,956,632(2)
TOTAL PERCENT OF CLASS OF COMMON STOCK
  EQUIVALENTS.................................                                  2.12%

-------------------------
(1) Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2) Includes shares of Common Stock which, as of November 14, 2001, were subject to outstanding stock options exercisable within 60 days as follows: Mr. Keyes, 732,000, Mr. Barth, 127,500, Mr. Roell, 67,000, Mr. Fiori, 122,000
    and Mr. Stark, 131,300. This also reflects common stock equivalents of Deferred Stock Option and Preferred Units that are owned by these officers.

(3) Includes deferred shares under the Executive Deferred Compensation Plan for certain directors. Units will not be distributed in the form of Common Stock.

SCHEDULE 13G FILINGS:    The Company believes that the following table is an
                         accurate representation of beneficial owners of more than 5% of any class of the Company's securities. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

                                                    AMOUNT AND
                           NAME AND ADDRESS         NATURE OF    PERCENT OF
   TITLE OF CLASS         OF BENEFICIAL OWNER       OWNERSHIP      CLASS
   --------------     ---------------------------   ----------   ----------
Common Stock          Capital Research and          5,072,600(1)    5.9%
$0.16 2/3 Par Value   Management Company
                      333 South Hope Street
                      Los Angeles, CA 90071

                      AXA Financial, Inc.           5,174,440(2)    6.0%
                      1290 Avenue of the Americas
                      New York, NY 10104

Series D Convertible  Fidelity Management            239.9176(3)    100%
Preferred Stock       Trust Company
$1.00 Par Value       82 Devonshire Street
                      Boston, MA 02109

-------------------------
(1) Capital Research and Management Company reported as of December 29, 2000, sole dispositive power with respect to 5,072,600 shares.

(2) AXA Financial, Inc. reported as of December 31, 2000, sole dispositive power with respect to 5,066,260 shares and shared dispositive power with respect to 108,180 shares.

(3) As of October 31, 2001, Fidelity Management Trust Company reported that it held shared voting power and sole dispositive power with respect to the shares indicated above in its capability as trustee of the Johnson Controls, Inc. Employee Stock Ownership Trust.

                               VOTING PROCEDURES

ELECTION OF DIRECTORS:   To be elected, directors must receive a plurality of
                         the shares present and voting in person or by proxy, provided a quorum exists. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy.
                         Plurality means that the number of directors who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

OTHER PROPOSALS:         To be approved, the proposal to ratify the election of
                         PricewaterhouseCoopers LLP as our independent auditors for 2002 must receive more votes "FOR" the proposal than "AGAINST." For purposes of determining the vote with respect to these proposals, any shares not voted
                         (whether by abstention, broker non-vote or otherwise) will have no impact.

                         The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as the Board recommends for each proposal as noted in the Notice of this proxy statement. Proxies may be revoked as indicated in the corresponding "Questions and Answers" section.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) Based on a review of reports filed by our directors, executive officers and of beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during 2001 with the Securities and Exchange Commission under
                         Section 16(a) of the Securities Exchange Act of 1934 were timely made.

                         By order of the Board of Directors.

                         JOHN P. KENNEDY

                         John P. Kennedy, Secretary
                         December 10, 2001

                             JOHNSON CONTROLS, INC.
                              2002 ANNUAL MEETING

                            Italian Community Center
                                631 East Chicago
                                 Milwaukee, WI

                                     [MAP]

                                                          |--------------------|
[JOHNSON CONTROLS LOGO]                                   |COMPANY #           |
                                     PROXY                |CONTROL #           |
                                                          |--------------------|

                      VOTE BY TELEPHONE, INTERNET OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

                                   TELEPHONE

                                   [GRAPHIC]

                          toll-free in U.S. and Canada:
                                  800-240-6326

Use any touch-tone telephone to vote your proxy. Have your Proxy Form in hand when you call. You will be prompted to enter your company and control numbers, located in the box above, and then follow the simple directions.

                                       OR
                                    INTERNET

                                   [GRAPHIC]

                           HTTP://WWW.EPROXY.COM/JCI/

Use the Internet to vote your proxy. Have your Proxy Form in hand when you access the website. You will be prompted to enter your company and control numbers, located in the box above, to create an electronic ballot.

                                       OR
                                      MAIL

                                   [GRAPHIC]

Mark, sign and date your Proxy Form and return it in the postage-paid envelope we have provided.

The undersigned, having received the Notice of Meeting and Proxy Statement dated December 10, 2001, and Annual Report for 2001, hereby appoints J. P. Kennedy and
J. H. Keyes, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders' meeting of Johnson Controls, Inc., on January 23, 2002, and at any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.

This proxy when properly executed will be voted in the manner directed therein by the undersigned. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and mailed your Proxy Form. This proxy allows you to vote all non-broker account shares of Johnson Controls you hold as of November 15, 2001. IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY FORM.

                            \/ Please Detach Here \/

--                                                                            --
|        2002 ANNUAL MEETING - JANUARY 23, 2002  [JOHNSON CONTROLS LOGO]       |

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                    FOR ALL        WITHHOLD FROM ALL

1. Election of Directors              [ ]                  [ ]
   01  Natalie A. Black
   02  Robert A. Cornog
   03  James H. Keyes
   04  William H. Lacy

   EXCEPTIONS
   |------------------------------------------------------------------------|
   |                                                                        |
   |                                                                        |
   |                                                                        |
   |------------------------------------------------------------------------|


   To withhold authority to vote for any individual nominee(s), write the number code(s) of the nominee(s) in the exceptions box.

   [ ]Check this box if address change, and indicate correction below:

                                            FOR    AGAINST     ABSTAIN
2. Approval of PriceWaterhouseCoopers       [ ]      [ ]         [ ]
   as independent auditors for 2002.




                        [IMPORTANT INFORMATION CONTAINED
                         ON REVERSE SIDE; PLEASE READ.]


   |------------------------------------------------------------------------|
   |                                                                        |
   |                                                                        |
   |                                                                        |
   |------------------------------------------------------------------------|

          PLEASE SIGN IN BOX ABOVE.
          Please sign name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.
          Dated:
                 ----------------------------------------------

|                                                                             |
--                                                                           --

                             JOHNSON CONTROLS, INC.
                                      PROXY
                     2002 Annual Meeting - January 23, 2002


If you are a participant in the Bridgewater LLC Profit Sharing Plan, the Johnson Controls World Services Retirement Savings Plan, the Johnson Controls Northern New Mexico Retirement Savings Plan, the Johnson Controls, Inc. Savings and Investment Plan, the Technotrim Savings and Investment Plan, the Trimmasters Savings and Investment Plan, the Johns Creek Savings and Investment Plan, or the Johnson Controls IFM Retirement Savings Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account.

If you are a participant in the Prince Employee Retirement Trust, this proxy card also entitles you to direct Putnam Fiduciary Trust Company how to vote Johnson Controls shares credited to your account.

The shares credited to your account in any above-referenced plan or trust will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 18, 2001, the plan or trust shares credited to your account will be voted in the same proportion as directions received from participants.

If you hold the Company's Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and, in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof.

If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials.